Exhibit 23.1--Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the assumption of the First American Corporation 1993 Non-Employee Director Stock Option Plan of our report dated January 29, 1999 (except for Note 22, as to which the date is March 1, 1999) with respect to the consolidated financial statements of AmSouth Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP


Birmingham, Alabama
October 18, 1999